Exhibit 8.4

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 AMERICA • ASIA PACIFIC • EUROPE

October 6, 2017

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Re:	Business Combination of Starwood Waypoint Homes and Invitation Homes Inc.

Ladies and Gentlemen:

We have acted as counsel to Starwood Waypoint Homes, a Maryland real estate investment trust (the “Company”), Starwood Waypoint Homes Partnership, L.P., a Delaware limited partnership (“Starwood Waypoint LP”), and Starwood Waypoint Homes GP, Inc., a Delaware corporation (“Starwood Waypoint GP”) in connection with the proposed mergers of (a) the Company with and into IH Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and wholly owned subsidiary of Invitation Homes Inc., a Maryland corporation (“Invitation Homes”), with Merger Sub being the surviving entity (the “REIT Merger”), in which stockholders of the Company will receive Invitation Homes Common Stock and cash in lieu of fractional shares, and (b) following the REIT Merger, Starwood Waypoint LP will merge with and into Invitation Homes, L.P., a Delaware limited partnership (“Invitation Homes LP”), with Invitation Homes LP being the surviving entity (the “Partnership Merger” and together with the REIT Merger, the “Mergers”), each pursuant to the Agreement and Plan of Merger, dated as of August 9, 2017, by and among Invitation Homes, Invitation Homes LP, Merger Sub, the Company and Starwood Waypoint LP (the “Merger Agreement”).

This opinion letter is being delivered in connection with, and appears as an exhibit to, the Registration Statement on Form S-4, including a joint proxy statement/information statement and prospectus (as amended through the date hereof, the “Registration Statement”), filed by Invitation Homes on October 6, 2017, with the Securities and Exchange Commission (the “Commission”) (File No. 333-220543) under the Securities Act of 1933, as amended (the “Act”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In connection with our opinion, we have reviewed (i) originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, (ii) the Registration Statement, (iii) a representation letter, dated as of the date hereof, provided by the Company pursuant to Section 6.16(a) of the Merger Agreement (the “Representation Letter”), and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. For purposes of our opinion, we have not independently verified the

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Invitation Homes Inc.

October 6, 2017

facts, statements, representations and covenants set forth in the Representation Letter, the Registration Statement, the Merger Agreement or any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Representation Letter, the Registration Statement, the Merger Agreement and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion, however, we are not aware of any facts inconsistent with such factual matters. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Representation Letter may affect our conclusions set forth herein. Our opinion is also based on the assumption that there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company and the entities in which the Company holds, or has held, a direct or indirect interest, have been formed, which changes could have a material effect on the conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (“Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

Invitation Homes Inc.

October 6, 2017

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that commencing with the Company’s initial taxable year ended on December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its method of operation has enabled the Company to meet, and will enable it to continue to meet through the REIT Merger Effective Time, the requirements for qualification and taxation as a REIT under the Code.

The Company’s qualification and taxation as a REIT depends upon its ability to have met, and meet, for each of its taxable years, including its short taxable year ending at the REIT Merger Effective Time, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its share ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year satisfied the requirements for taxation as a REIT under the Code.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the joint proxy statement/information statement and prospectus in connection with the references to this opinion and the material U.S. federal income tax consequences of the REIT Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Except as stated in this paragraph, this opinion letter may not be relied upon by any other person or entity for any purpose without our prior written consent; provided, however, that Simpson Thacher & Bartlett LLP may rely on this opinion solely for the purpose and to the limited extent of issuing their opinion regarding the qualification of Invitation Homes as a REIT as an exhibit to the Registration Statement.

Very truly yours,

/s/ Sidley Austin LLP

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